  UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 15, 2016

Griffin Capital Essential Asset REIT II, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-55605

MD	46-4654479
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events
Amendment and Restatement of Distribution Reinvestment Plan
On November 15, 2016, the board of directors of Griffin Capital Essential Asset REIT II, Inc. (the "Registrant") amended and restated the Registrant's Distribution Reinvestment Plan (the "DRP") to state that, effective as of November 28, 2016, until the Registrant announces an estimated net asset value ("NAV") per share, the purchase price per share under the DRP will be $9.40 per share. Once the Registrant announces an estimated NAV per share, which the Registrant expects to occur on or before February 20, 2017, the purchase price per share under the DRP will be equal to the most recently published NAV per share. This Current Report on Form 8-K serves as the 10 days' notice of an amendment per the terms of the DRP.
The foregoing description of certain terms of the amended and restated DRP does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amended and restated DRP, which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01.     Financial Statements and Exhibits
(d)    Exhibits.
4.1    Amended and Restated Distribution Reinvestment Plan

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT II, Inc.

Date: November 18, 2016	By:	/s/ Howard S. Hirsch
Howard S. Hirsch
Vice President and Secretary